Exhibit 10.16

CF INDUSTRIES HOLDINGS, INC.

SUPPLEMENTAL BENEFIT AND DEFERRAL PLAN

January 1, 2018

CF INDUSTRIES HOLDINGS, INC.

SUPPLEMENTAL BENEFIT AND DEFERRAL PLAN
ARTICLE I

GENERAL

1.1Predecessor Plans. CF Industries, Inc. previously established and maintained (i) the Executive Compensation Equalization and Deferral Plan and (ii) the Management Deferred Compensation Plan (together with the Executive Compensation Equalization and Deferral Plan, the “Predecessor Plans”). The Predecessor Plans were frozen effective December 31, 2004. Therefore, except as described in Section 1.3 below, deferrals made under the Predecessor Plans are not subject to the provisions of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”) because such amounts were treated as deferred on or prior to December 31, 2004 for purposes of Section 409A.
1.2History. On December 15, 2006, CF Industries, Inc. established this Supplemental Benefit and Deferral Plan (the “Plan”), effective as of January 1, 2005, as a successor to the Predecessor Plans. Effective as of January 1, 2013, the sponsorship of the Plan was assumed by CF Industries Holdings, Inc. (the “Company”). The Plan was amended and restated effective January 1, 2018.
1.3Purpose. This Plan is intended to be a “top hat” plan as described in Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), meaning that the Company maintains this Plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. More specifically, this Plan:
A.Governs deferrals made by Existing Participants (as defined in Section 2.1) under the Predecessor Plans which are treated for purposes of Section 409A as having been made following December 31, 2004 and therefore cannot be considered part of the frozen Predecessor Plans.
B.Provides Bonus Deferral Participants (as defined in Section 2.1) with the opportunity to defer a portion of the Participant’s individual compensation to a specified date (subject to compliance with Section 6.1) or to the Participant’s date of separation from service, disability, or death.
C.Restores Supplemental Participants (as defined in Section 2.1) to the equivalent of the amount by which such Participant’s benefits under the CF Industries Holdings, Inc. Pension Plan (formerly the CF Industries, Inc. Retirement Income Plan) (the “Pension Plan”) and/or the CF Industries Holdings, Inc. 401(k) Plan (formerly the CF Industries, Inc. Thrift Savings Plan) (the “401(k) Plan”) are reduced by reason of the operation of certain limiting provisions of the Code.

ARTICLE II

ELIGIBILITY
2.1    Persons Covered. Except as otherwise determined by the Plan Administrator (as defined in Section 5.1) or as otherwise set forth herein, an employee of the Company or an affiliate who satisfies the eligibility requirements set forth in Subsections A., B. or C. below shall be considered a “Participant.” The status of an individual as a Participant shall not be construed as creating any right for such Participant to continue to be an active Participant in the future, which participation shall be in the complete discretion of the Plan Administrator.

A.Employees who are “Existing Participants,” meaning that such employees made deferrals under a Predecessor Plan which are treated for purposes of Section 409A as having been made under this Plan.
B.Employees who are “Bonus Deferral Participants,” meaning that such employees make a deferral pursuant to Section 3.2 after meeting at least one of the following eligibility requirements:
(i)eligible to participate in the Annual Incentive Program under the Company’s 2009 Equity and Incentive Plan (such plan and any successor thereto being referred to herein as the “AIP”);
(ii)eligible to participate in the Executive Incentive Plan under the Company’s 2009 Equity and Incentive Plan (such plan and any successor thereto being referred to herein as the “EIP”); or
(iii)are employed at a Company manufacturing or production facility, report directly to the manager of the applicable facility, are considered highly compensated employees for ERISA top hat plan purposes, and are eligible to participate in the Variable Incentive Plan under the Company’s 2009 Equity and Incentive Plan (such plan and any successor thereto being referred to herein as the “VIP”).
C.Employees who are “Supplemental Participants,” meaning that such employees:
(i)have “Considered Compensation,” as that term is defined in the Pension Plan (or “Compensation” under Supplement A of the Pension Plan) and in the 401(k) Plan, that exceeds in any calendar year the indexed compensation ceiling established by Code Section 401(a)(17) (the “Compensation Cap”); and/or
(ii)have benefits under the Pension Plan and/or the 401(k) Plan reduced pursuant to Code Section 415 (“Benefit Limitations”).
Supplemental Participants whose participation in the Pension Plan is limited to participation in Supplement A to the Pension Plan are referred to herein as “Supplement A Participants.” Supplemental Participants who were actively employed by the Company on October 14, 2014 and whose participation in the Pension Plan is limited to participation in Supplement C to the Pension Plan are referred to herein as “Supplement C Participants.”

Assuming a Participant separately meets the eligibility requirements set forth in Subsections A., B. and/or C. above, the Participant may simultaneously be an Existing

Participant, a Bonus Deferral Participant, and/or a Supplemental Participant under the Plan, as applicable.

ARTICLE III

SUBSTANTIVE PARTS

3.1    General Overview. The Plan provides for five types of deferrals:
A.     Optional deferral of AIP, EIP or VIP awards (“Incentive Plan Awards”);
B.    Restoration of Reduced Pension Plan Benefits;
C.    Restoration of Reduced Supplement A Benefits under the Pension Plan;
D.    Restoration of Reduced Supplement C Benefits under the Pension Plan; and
E.    Supplemental 401(k) Contributions.
Pursuant to Section 2.1, not all Participants are eligible for all types of deferrals under the Plan.
Amounts credited under the Plan shall be designated to an individual book entry account for each Participant, referred to herein as a “Deferred Account.” The Deferred Account of any Existing Participant with respect to amounts treated as having been deferred after December 31, 2004 for purposes of Section 409A (such deferrals being referred to herein as “Existing Deferrals”) shall be transferred from the applicable Predecessor Plan and shall be credited under this Plan for all purposes and the applicable Predecessor Plan shall be relieved of all liability with respect to any such transferred amount. All elections, beneficiary designations or other effective instructions made or given by the Participant under the Predecessor Plan shall continue in effect after the transfer of the Existing Deferral to this Plan, but the Existing Deferral shall otherwise be subject to all the provisions of this Plan.
3.2    Optional Deferral of Incentive Plan Awards. Each year, each Bonus Deferral Participant for such year shall have the option to irrevocably elect to defer any part or all of his or her Incentive Plan Award attributable to services to be rendered in the following year to the Bonus Deferral Participant’s separation from service (as specified in Articles IV and VI) or until a date specified by such Participant (which may occur prior to such separation from service). Any such election shall be made prior to, and shall become irrevocable on, December 31 of the year prior to the year in which the Incentive Plan Award may be earned. Each election shall be made by executing a form designating the amount of the Incentive Plan Award to be deferred, either in a dollar amount or in a percentage amount. Such election may be done either electronically or in writing. The Bonus Deferral Participant may change the specified payment date in writing not later than one year prior to the date of such payment, provided that any change must provide that such payment may be made not earlier than the date which is five years following the date the payment was originally scheduled to be made. If the Bonus Deferral Participant’s separation from service occurs prior to the payment date specified by such Participant, the Incentive Plan Award shall be paid upon such Bonus Deferral Participant’s separation from service. If no date for payment is specified by the Bonus Deferral Participant in the election form, the payment shall be made in a lump sum on the 60th day following the date of the Bonus Deferral Participant’s separation from service for purposes of Section 409A, subject to Section 6.1.

A.Subject to Section 2.1, the Bonus Deferral Participant shall have the right to make a new and different election each year with respect to the Incentive Plan Award for the succeeding year, subject to the requirements of this Section 3.2. Payment dates specified in any new elections shall not affect the payment of amounts deferred in prior years, which shall be paid out in accordance with the election made (or deemed to have been made) for the applicable year. Any new Bonus Deferral Participant who becomes eligible to participate in the Plan in the middle of the year must wait until the annual election window; the Plan Administrator shall not offer mid-year enrollment opportunities for new Bonus Deferral Participants.
B.Incentive Plan Award amounts which are deferred shall be credited to the Participant’s Deferred Account under the Plan as of the time the associated Incentive Plan Award would otherwise have been paid and shall be fully and immediately vested at the time of such crediting.
3.3    Restoration of Reduced Pension Plan Benefits.
A.In order to participate in this portion of the Plan, an otherwise eligible individual must have been employed by the Company or its predecessor prior to January 1, 2004. At the time payments from the Pension Plan commence to, or for the benefit of, a Participant following separation from service, disability or death, the Plan Administrator shall determine the amount of Normal Retirement Benefit (as defined in the Pension Plan) which would have been payable under the Pension Plan but for the application of the Compensation Cap and/or the Benefit Limitations, and subtract from the amount so determined the amount of the Normal Retirement Benefit to which the Participant is entitled under the Pension Plan, giving effect to the Compensation Cap and/or the Benefit Limitations. The remainder shall be the “Retirement Income Benefit Credit” amount to which the Participant, if then living, is entitled under this Plan.
B.In the event the Participant dies while employed by the Company or an affiliate, the appropriate adjustment factors as described in the Pension Plan and the Benefit Limitations shall be applied for purposes of calculating the Participant’s Retirement Income Benefit Credit under Section 3.3.A.
C.In the event a Participant who is entitled to a nonforfeitable right to an accrued benefit under the Pension Plan dies while employed by the Company or an affiliate, the Participant’s spouse, if any, who has been married to the Participant for at least 12 months shall be entitled under this Plan to a benefit comparable to the Pre-Retirement Spouse’s Survivor Annuity payable under the Pension Plan. Payment of such benefit to the surviving spouse shall be made within 90 days following the first day of the month following the date of the Participant’s death. The amount of the benefit payable under this Plan shall be an amount equal to the same percentage in relation to the accrued Retirement Income Benefit Credit amount under this Plan as the Spouse’s Survivor Annuity under the Pension Plan bears to the Participant’s accrued benefits under the Pension Plan.
D.Notwithstanding anything in the Plan to the contrary, for purposes of determining the Retirement Income Benefit Credit amount under Section 3.3.A. hereof, in no event shall the combined annual value of (i) the Retirement Income Benefit Credit and (ii) the Normal Retirement Benefit under the Pension Plan exceed $400,000. For purposes of computing the “combined annual value” of the benefits set forth in clauses (i) and (ii) of the preceding sentence, the Plan Administrator shall determine, as of the date of the Participant’s separation from service or death, the annual amount which would be payable to the Participant under the Pension Plan (without giving effect to the Compensation Cap and the Benefit Limitations) if the Participant elected to receive benefits under the Pension Plan as soon as possible following such separation from service in the form of a Qualified Joint and Survivor Annuity (as defined in the Pension Plan), determined in accordance with the Pension Plan (except as set forth above) and shall subtract therefrom the annual value of the benefit actually payable from the Pension Plan, determined in the same manner, but giving effect to the Compensation Cap and the Benefit Limitations. Notwithstanding the foregoing, in the event that the Participant is not married at the time of such separation from service, the “combined annual value” of the amounts set forth in the first sentence of this Section 3.3.D. shall be determined in the manner set forth in the preceding sentence, but substituting a single life annuity for the reference to a Qualified Joint and Survivor Annuity in such preceding sentence. In no event shall the provisions of this Plan be construed to affect the amount of the benefit of the Participant under the Pension Plan.
3.4    Restoration of Supplement A Benefits.
A.In order to be a Supplement A Participant and participate in this portion of the Plan, an otherwise eligible individual must be a participant in Supplement A to the Pension Plan.
B.As of the last day of each calendar year beginning on or after January 1, 2013, each Supplement A Participant who on such date is actively employed by the Company or an affiliate shall be credited with “Pay Credits” under this Plan in an amount equal to the difference between (i) the aggregate amount credited to the Participant’s account under Supplement A to the Pension Plan for such calendar year pursuant to Section A-7(c) thereof, and (ii) the aggregate amount that would have been credited to the Participant’s account under such Supplement A for such calendar year pursuant to Section A-7(c) thereof if the Participant’s Compensation for purposes of such Supplement A was determined without reference to any limit imposed on such compensation under Code Section 401(a)(17) and the amount so credited was determined without regard to Code Section 415.
C.As of the last day of each calendar year beginning on or after January 1, 2014 (but prior to the crediting of Pay Credits in such year), each Supplement A Participant with pre-existing Pay Credits shall be credited with an amount of interest (an “Interest Credit”) on such participant’s aggregated Pay Credits and previously credited Interest Credits equal to the greater of (i) the annual interest rate on 10 year Treasury securities for the November immediately preceding the first day of such calendar year, or (ii) 3% annual interest. A Supplement A Participant’s total Pay Credits and Interest Credits shall constitute the “Supplement A Account,” which is a subaccount of the Deferred Account. For the year in which the Supplement A Participant experiences a separation from service or death, the Supplement A Account balance shall be increased by a pro rata Interest Credit as of the day immediately preceding the separation from service before crediting of the Pay Credit for such Plan Year.
D.Each Supplement A Participant shall be vested in his benefits hereunder to the same extent that he or she is vested in the corresponding benefit under Supplement A to the Pension Plan. Upon a separation from service of a Participant prior to full vesting, any unvested amounts shall be forfeited.
E.In the event a Supplement A Participant who is entitled to a benefit under this Section 3.4 dies while employed by the Company or an affiliate, (i) the Participant’s beneficiary (as determined in accordance with a beneficiary designation made pursuant to the Plan in a form acceptable to the Plan Administrator); (ii) the Participant’s spouse if the Participant is married as of the time of his or her death and there is no such beneficiary or (iii) the Participant’s estate if the Participant is not married as of the time of his or her death and there is no such beneficiary, shall be entitled to receive such Participant’s benefit. Payment of such benefit to the beneficiary or estate, as applicable, shall be made within 90 days following the first day of the month following the date of the Participant’s death.

F.Notwithstanding anything to the contrary in the Pension Plan or herein, each Supplement A Participant who is credited with “Pay Credits” in accordance with Section 3.4.B. hereof shall be deemed for purposes of this Plan to have been credited with “Years of Vesting Service” under the Pension Plan for any period of his or her employment with GrowHow UK Ltd. (n/k/a CF Fertilisers UK Ltd.) for purposes of determining his or her “Cash Balance Service” under the Pension Plan and the amount to be credited under Section 3.4.B., without regard to the Cash Balance Service actually credited to him or her under the Pension Plan.
G.Further notwithstanding anything in the Plan to the contrary, for purposes of determining the Interest Credit amount under Section 3.4.B. hereof, in no event shall the combined annual value of (i) the Interest Credit and (ii) the Cash Balance Benefit under the Pension Plan exceed $400,000. For purposes of computing the “combined annual value” of the benefits set forth in clauses (i) and (ii) of the preceding sentence, the Plan Administrator shall determine, as of the date of the Participant’s separation from service, the annual amount which would be payable to the Participant under the Pension Plan (without giving effect to the Compensation Cap and the Benefit Limitations) if the Participant elected to receive benefits under the Pension Plan as soon as possible following such separation from service in the form of a Qualified Joint and Survivor Annuity (as defined in the Pension Plan), determined in accordance with the Pension Plan (except as set forth above) and shall subtract therefrom the annual value of the benefit actually payable from the Pension Plan, determined in the same manner, but giving effect to the Compensation Cap and the Benefit Limitations. Notwithstanding the foregoing, in the event that the Participant is not married at the time of such separation from service, the “combined annual value” of the amounts set forth in the first sentence of this Section 3.4.G. shall be determined in the manner set forth in the preceding sentence, but substituting a single life annuity for the reference to a Qualified Joint and Survivor Annuity in such preceding sentence. In no event shall the provisions of this Plan be construed to affect the amount of the benefit of the Participant under the Pension Plan.
3.5    Restoration of Supplement C Benefits.
A.In order to be a Supplement C Participant and participate in this portion of the Plan, an otherwise eligible individual must be actively employed by the Company on October 14, 2014 and be a Participant in Supplement C to the Pension Plan. At the time payments from the Pension Plan commence to, or for the benefit of, a Participant following separation from service, disability or death, the Plan Administrator shall determine the amount of Normal Retirement Benefit (as determined under Section C-12 of Pension Plan) which would have been payable under the Pension Plan but for the application of the Compensation Cap on and after October 14, 2014, and subtract from the amount so determined the amount of the Normal Retirement Benefit to which the Participant is entitled under Section C-12 of the Pension Plan, giving effect to the Compensation Cap. The remainder shall be the “Supplement C Benefit Credit” amount to which the Participant, if then living, is entitled under this Plan.
B.In the event a Supplement C Participant separates from service with the Company or an affiliate after attaining age 55 but prior to Normal Retirement Age, the appropriate adjustment factors as described in Section C-12(b) of the Pension Plan and the Benefit Limitations shall be applied for purposes of calculating the Participant’s Supplement C Benefit Credit under Section 3.5.A.
C.In the event a Supplement C Participant who is entitled to a nonforfeitable right to an accrued benefit under the Pension Plan dies while employed by the Company or an affiliate, the Participant’s spouse, if any, who has been married to the Participant for at least 12 months shall be entitled under this Plan to a benefit comparable to the Pre-Retirement Spouse’s Survivor Annuity payable under Section C-12(f) of the Pension Plan. Payment of such benefit to the surviving spouse shall be made within 90 days following the first day of the month following the date of the Participant’s death. The amount of the benefit payable under this Plan shall be an amount equal to the same percentage in relation to the accrued Supplement C Benefit Credit amount under this Plan as the Spouse’s Qualified Preretirement Survivor Annuity under the Section C-12(f) of Pension Plan bears to the Participant’s accrued benefits under Supplement C of the Pension Plan.
D.Notwithstanding anything in the Plan to the contrary, for purposes of determining the Supplement C Benefit Credit amount under Section 3.5.A. hereof, in no event shall the combined annual value of (i) the Supplement C Benefit Credit and (ii) the Normal Retirement Benefit under the Pension Plan exceed $400,000. For purposes of computing the “combined annual value” of the benefits set forth in clauses (i) and (ii) of the preceding sentence, the Plan Administrator shall determine, as of the date of the Participant’s separation from service, the annual amount which would be payable to the Participant under Supplement C to the Pension Plan (without giving effect to the Compensation Cap on and after October 14, 2014) if the Participant elected to receive benefits under Supplement C to the Pension Plan as soon as possible following such separation from service in the form of a Qualified Joint and Survivor Annuity (as defined in the Pension Plan), determined in accordance with Supplement C to the Pension Plan (except as set forth above) and shall subtract therefrom the annual value of the benefit actually payable from Supplement C to the Pension Plan, determined in the same manner, but giving effect to the Compensation Cap and the Benefit Limitations. Notwithstanding the foregoing, in the event that the Participant is not married at the time of such separation from service, the “combined annual value” of the amounts set forth in the first sentence of this Section 3.5.D. shall be determined in the manner set forth in the preceding sentence, but substituting a single life annuity for the reference to a Qualified Joint and Survivor Annuity in such preceding sentence. In no event shall the provisions of this Plan be construed to affect the amount of the benefit of the Participant under the Pension Plan.
3.6    Supplemental 401(k) Contributions. Participants in this part of the Plan shall be those employees of the Company or an affiliate: (i) whose contributions to the 401(k) Plan for such year have reached the applicable dollar limitation under Code Sections 402(g) and 414(v) (as applicable), (ii) who are expected to be limited by the Compensation Cap and (iii) who have elections in place as of the first day of the applicable calendar year.
A.Each Participant shall have the right to defer up to 6% of his or her Considered Compensation (as defined in the 401(k) Plan) for the year in excess of the greater of (i) the Compensation Cap, or (ii) Considered Compensation applied to have reached the applicable dollar limitation under Code Sections 402(g) and 414(v) (as applicable), to his or her Deferred Account.
B.Any such election shall be made not later than December 31 of the prior year on an appropriate form to be utilized for this purpose and shall be irrevocable following such December 31. Any new Participant who becomes eligible to participate in this part of the Plan in the middle of the year must wait until the annual election window; the Plan Administrator shall not offer mid-year enrollment opportunities for new Participants.
C.The Company will credit the Deferred Account of each Participant with a matching contribution equal to the amount contributed by the Participant pursuant to Subsection A. above.
D.Participant contributions and Company matching contributions shall be credited within a reasonable time after the date the Participant contributions would otherwise have been paid to the Participant and Company matching contributions shall be vested to the same extent as they would be vested had they been made as matching contributions under the

401(k) Plan. Upon a separation from service of a Participant prior to full vesting, any unvested amounts shall be forfeited.
E.Notwithstanding anything in the Plan to the contrary, for purposes of Section 3.6 hereof, the contributions of the Company and the Participant to this Plan shall be determined without regard to any changes to the Participant’s elections made under the 401(k) Plan subsequent to December 31 of the year preceding the year with respect to which such contributions are made under this Plan.
3.7    Equalization Plan. Prior to January 1, 2013, the Plan provided for the deferral of supplements under the Thrift Savings Equalization Plan (“Equalization Plan”). The Equalization Plan restated, replaced and substituted for the Equalization Plan in the Executive Compensation Equalization and Deferral Plan with respect to Existing Deferrals attributable to such portion of the Executive Compensation Equalization and Deferral Plan. Participants for purposes of the Equalization Plan were those employees of the Company whose Company matching contribution to the 401(k) Plan was reduced for any year by the application of the Compensation Cap (“Supplemental Plan Participants”). Amounts credited under the Equalization Plan in respect of Company Contributions (which were discontinued under the 401(k) Plan effective January 1, 2013) shall continue to be governed by the terms of the Equalization Plan governing such amounts immediately prior to January 1, 2013.
A.Existing Deferrals which were equalization supplements under the Executive Compensation Equalization and Deferral Plan shall remain credited to the Supplemental Plan Participant’s Deferred Account hereunder and shall remain fully vested.
B.For each year beginning after December 31, 2005 and ending on December 31, 2012, the Company credited the Deferred Account of each Supplemental Plan Participant with an equalization supplement equal to 3% of the Supplemental Plan Participant’s Considered Compensation (as defined in the 401(k) Plan) in excess of the Compensation Cap. Such contributions were credited within a reasonable time after the date such compensation was paid to the Supplemental Plan Participant and were fully and immediately vested.
ARTICLE IV

ACCRUAL AND PAYMENT OF BENEFITS
4.1    Deferral Election Timing. Any deferral election provided under this Plan shall be made not later than December 31 with respect to an Incentive Plan Award or supplemental 401(k) Contributions to be effective for the next year. Any new Bonus Deferral Participant or Supplemental Participant who becomes eligible to participate in the Plan in the middle of the year must wait until the annual election window; the Plan Administrator shall not offer mid-year enrollment opportunities for new Bonus Deferral Participants or Supplemental Participants.
4.2    Notional Investment. Amounts credited to a Participant’s Deferred Account shall be deemed to be invested in such regulated investment companies (mutual funds) or other investments (including without limitation deemed investments in Company securities) as the Participant designates from among the options made available from time to time by the Company. The Plan Administrator shall have final discretion with regard to the availability and terms and conditions of any deemed investment alternatives under the Plan, which investment alternatives may be amended or terminated at any time by the Plan Administrator. A Participant’s Deferred Account shall be credited or charged with such gains or losses attributable to such investments. Notwithstanding any actual investment made by the Company in anticipation of its liabilities hereunder, either directly or through one or more “rabbi trusts,” it is intended that this Plan be unfunded and that the rights of any Participant shall be no greater than that of an unsecured general creditor of the Company.
4.3    Time of Payment. Subject to Section 4.6 below, all amounts credited to a Participant’s Deferred Account shall be payable to a Participant upon the earliest of (i) the Participant’s separation from the service of the Company and all affiliates (as defined in Section 409A), (ii) the Participant’s disability (as defined in Section 409A), or (iii) in the case of deferrals under Section 3.2 hereof, on the date elected by such Participant. Distributions triggered by a Participant’s separation from service or disability shall be payable on the 60th following such event. If the Participant’s death precedes any of these events, any and all amounts payable upon the Participant’s death shall be made to (i) the Participant’s beneficiary (as determined in accordance with a beneficiary designation made pursuant to the Plan in a form acceptable to the Plan Administrator); (ii) the Participant’s spouse if the Participant is married as of the time of his or her death and there is no such beneficiary or (iii) the Participant’s estate if the Participant is not married as of the time of his or her death and there is no such beneficiary. Payment of such benefit to the beneficiary or estate, as applicable, shall be made within 90 days following the first day of the month following the date of the Participant’s death.
4.4    Form of Payment. Subject to Section 4.6 below, the amount in a Participant’s Deferred Account referenced in Section 4.3 shall be payable in a lump sum to the Participant or to the Participant and a designated beneficiary.
4.5    Unforeseeable Emergency. Notwithstanding any other provision of this Plan, an emergency distribution from that portion of a Participant’s Deferred Account attributable to elective deferrals by the Participant (as determined by the Plan Administrator) may be requested by a Participant upon a showing of the occurrence of an unforeseeable emergency which would result in a severe financial hardship to the Participant. Any such emergency distribution is subject to the approval of the Plan Administrator in its sole discretion. The amount of any such distribution shall not exceed the amount necessary to meet the emergency need. The determination of whether an event or condition constitutes an unforeseeable emergency and the amount necessary to meet the emergency need shall be made in accordance with Section 409A and the guidance issued thereunder and no distribution upon an unforeseeable emergency shall be made unless the requirements of Section 409A with respect to such distributions are met.
4.6    Special Time and Form of Payment Rules applicable to Pension Benefits. Retirement Income Benefit Credits provided pursuant to Section 3.3 of this Plan, the amount of the Participant’s Supplement A Account under Section 3.4 of this Plan, and Supplement C Benefit Credits provided pursuant to Section 3.5 of this Plan shall be paid to the Participant in a lump sum (determined by using the applicable interest and mortality factors specified below in the case of Retirement Income Benefit Credits and Supplement C Benefit Credits) on the 60th day following separation from service (subject to Section 6.1), unless, in the case of Retirement Income Benefit Credits, an annuity election has been made by the Participant on or prior to December 31, 2007 (which annuity election shall be effective only following December 31, 2007 and which election shall permit payment in any annuity form that is permitted under the Pension Plan as of the date of the election). The time of such payments may be changed by the Participant in writing not later than one year prior to the date of expected payment or commencement of payments, provided, however, that any such change must be made in compliance with Section 409A and therefore must provide that such payment may be made not earlier than the date which is five (5) years following the date the payment was otherwise scheduled to be made. The Plan Administrator shall have the authority to make equitable adjustments to the payment of Retirement Income Benefit Credits and Supplement C Benefit Credits (consistent with the requirements of Section 409A) as the Plan Administrator may determine to be equitable in light of the provisions of this Section 4.6 and Section 409A, which adjustment shall be consistent with the interest and mortality factors specified below. For purposes of this Section 4.6, the applicable interest rate shall be the average 30-year Treasury bond yield for the November preceding the year of distribution, and the applicable mortality assumption shall be determined according to the “Applicable Mortality Table” as defined in Code Section 417(e)(3)(A)(ii)(I); provided, however that on and following July 1, 2014, the applicable interest rate for purposes of this Section 4.6 shall be the average 30-year Treasury bond yield for the November preceding the year of the Participant’s separation from service.
4.7    Unfunded Plan. This Plan is intended to be unfunded and all benefit payments are to be made from the general assets of the Company.
4.8    Credit Vesting. The Retirement Income Benefit Credits, Pay Credits, Interest Credits and Supplement C Benefit Credits shall not accrue under Sections 3.3, 3.4 and 3.5 of this Plan nor become non-forfeitable until such time as the benefits to which such credits are attributable become vested under the applicable provisions of the Pension Plan.
ARTICLE V

PLAN ADMINISTRATION
5.1    Plan Administrator. The CF Industries Holdings, Inc. Benefit Plans Committee shall be the Plan Administrator with final and binding discretionary authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to the carrying out of its functions under the Plan. In executing its responsibilities hereunder, the Plan Administrator may manage and administer the Plan through the use of agents who may include employees of the Company and may delegate its administrative authority hereunder.
5.2    Powers and Duties of Plan Administrator. Without limiting the generality of the foregoing, and in addition to the other powers set forth in this Article V, the Plan Administrator shall have the following discretionary authorities:
A.to construe and interpret the Plan, decide all questions of eligibility, and determine the amount, manner and time of payment of any benefits hereunder;
B.to prescribe procedures to be followed by Participants or beneficiaries in making designations, elections, specifying distribution directions, and filing applications for benefits;
C.to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;
D.to request and receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan; and
E.to furnish to the Company upon request such annual and other reports with respect to the administration of the Plan as are reasonable and appropriate.
Any decision which is not arbitrary or capricious made by the Plan Administrator within his or her discretion shall be conclusive, final and binding on all persons and not subject to further review.
5.3    Administrative Procedures. The procedures for the making of elections, designations of beneficiaries, application for benefits, facility of payments, filing of claims, and for claim review as set forth in the 401(k) Plan, as amended from time to time, unless specifically otherwise provided herein or by the Plan Administrator, hereby are incorporated in this Plan and shall be applicable hereunder, except where inconsistent with the express terms of this Plan or the requirements of applicable law, including Section 409A.
5.4    Plan Amendment, Suspension or Termination. The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) or its delegate reserves the right to amend this Plan prospectively in any manner which it deems desirable; provided that no such amendment shall be permitted within two years following the occurrence of a Change in Control. A “Change in Control” shall have the meaning given to such term in the CF Industries Holdings, Inc. 2009 Equity and Incentive Plan.
The Compensation Committee or its delegate reserves the right to suspend or terminate this Plan at any time; provided that no such suspension or termination shall be permitted within two years following the occurrence of a Change in Control.
Notwithstanding the foregoing, except to the extent necessary to conform to laws or regulations, no Plan amendment, suspension or termination shall operate directly or indirectly to deprive any Participant or beneficiary of a benefit already accrued under the Plan at the time of such amendment, suspension or termination without the express written consent of such Participant.
5.5    Controlling Law. Except to the extent superseded by laws of the United States, the laws of Illinois shall be controlling in all matters relating to the Plan.
5.6    Employment Rights. The Plan does not constitute a contract of employment and nothing in the Plan will give any employee or Participant the right to be retained in the employ of the Company or an affiliate, nor the right to any award or benefit except to the extent specifically provided under the Plan.
5.7    Interests Not Transferable. Benefits payable to, or on account of, any Participant or beneficiary under the Plan may not be assigned or alienated voluntarily or involuntarily.
5.8    Taxes. Participants and beneficiaries shall make appropriate arrangements for the satisfaction of any applicable federal, state or local taxes. In order to assure tax compliance, the Plan Administrator shall be authorized to take such action as may be appropriate, including, without limitation, withholding appropriate amounts from payments due to Participants under the Plan or from Company compensation to Participants, or by any other procedure chosen by the Plan Administrator.

ARTICLE VI

COMPLIANCE WITH LAW
6.1    Section 409A Compliance. This Plan is intended to comply, in form and operation, with the requirements of Section 409A and guidance issued thereunder, and shall be interpreted in accordance therewith. Notwithstanding anything in the Plan to the contrary, in the event that a Participant’s Deferred Account becomes payable because of such Participant’s separation from service from the Company or an affiliate and the Participant is, at the time of such separation from service, a “specified employee” within the meaning of Section 409A, payment to the Participant of his Deferred Account shall be delayed so as to be made or commence on the date which is six (6) months and one day after the date of the separation from service (to the extent that such delay is required in order to avoid the imposition of tax pursuant to Section 409A); provided, however, that in the event of a Participant’s death during such six (6) month period, the payment of the Deferred Account shall be made immediately to the beneficiaries, unless to do so would result in the imposition of tax pursuant to Section 409A. An affected Participant shall retain the ability to direct investments pursuant to Section 4.2 hereof during any such six month period, and the Participant’s Deferred Account shall be credited with investment gains or losses during such period. The Company shall have the unilateral authority to amend the Plan to the extent necessary to comply with Section 409A. For purposes of the Plan, employment with the Company or an affiliate will not be treated as terminated unless and until such termination of employment constitutes a “separation from service” for purposes of Section 409A.
For purposes of this Plan, a payment shall be treated as made on the date specified in Section 3.2, 4.3 or 4.6, as applicable, if the payment is made (i) on such date or a later date within the same taxable year of the Participant, or (ii) if later, by the fifteenth day of the third calendar month following such date. In addition, a payment may be made no earlier than 30 days before the date specified in Section 3.2, 4.3 or 4.6, as applicable. Unless permitted by the Company in accordance with Treasury Regulation Section 1.409A-2, in no event shall the Participant be permitted, directly or indirectly, to designate the taxable year of the payment.
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